As Filed with the Securities and Exchange Commission on February 6, 2004
                                                      Registration No. 333-_____

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                       THE PROVIDENCE SERVICE CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                           86-0845127
--------------------------------                         ----------------------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification Number)


    5524 East Fourth Street, Tucson, Arizona                     85711
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                   (Zip Code)

         Providence Service Corporation Stock Option and Incentive Plan;
              Providence Service Corporation 2003 Stock Option Plan

                            (Full title of the Plan)

                              Fletcher J. McCusker
                             Chief Executive Officer
                   620 North Craycroft, Tucson, Arizona 85711
                     (Name and address of agent for service)

                                 (520) 747-6600
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                               Ethan Seer, Esquire
                                 Blank Rome LLP
                              405 Lexington Avenue
                            New York, New York 10174
                            Telephone: (212) 885-5000
                            Facsimile: (212) 885-5001

                        ---------------------------------

                         CALCULATION OF REGISTRATION FEE
=============================================== ================ ================= ==================== ==============
                                                                    Proposed
                                                                     maximum        Proposed maximum      Amount of
                                                 Amount to be     offering price   aggregate offering   registration
     Title of securities to be registered         registered       per share (1)        price (1)            fee
----------------------------------------------- ---------------- ----------------- -------------------- --------------
Common stock, par value $0.001 per share          803,336 (2)        $11.937           $9,589,422         $1,214.98
----------------------------------------------- ---------------- ----------------- -------------------- --------------

         (1) Pursuant to Rule 457 of the Securities Act of 1933, as amended, based upon, as to shares that may be issued upon exercise of outstanding options, the exercise price of such options, and as to shares that may be issued upon options available for future grant, upon the average of the high and low price of the registrant's common stock, par value $0.001 per share ("Common Stock"), as reported on the Nasdaq National Market on February 4, 2004.

         (2) Includes 303,336 shares of Common Stock issuable under the registrant's Stock Option and Incentive Plan ("1997 Plan") and 500,000 shares issuable under the registrant's 2003 Stock Option Plan ("2003 Plan").

         (3) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also includes such indeterminate number of shares of Common Stock as may be issued pursuant to certain anti-dilution provisions contained in the 1997 Plan and the 2003 Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Item 1.  Plan Information.

                  The Providence Service Corporation (the "Company") is filing this registration statement on Form S-8 (the "Registration Statement") in connection with registering the shares of the Company's common stock that may be issued upon the exercise of options granted under the 1997 Plan and the 2003 Plan.

                  The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1997 or 2003 Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

                  Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         Item 2. Registrant Information and Employee Plan Annual Information.

                  Information required by Item 2 of this Part I to be contained in the prospectus meeting the requirements of Section 10(a) of the Securities Act is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents, as filed by the Company with the SEC, are incorporated by reference in this Registration Statement:

         o the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003;

         o the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, File No. 000-50364, filed on August 13, 2003 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all amendments or reports filed for the purpose of updating that description; and

         o the Company's prospectus filed pursuant to Rule 424(b) under the Securities Act on August 19, 2003.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement (other than reports furnished pursuant to Items 9 and 12 of Form 8-K) and to be part of this Registration Statement from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

         Section  145  of  the  Delaware  General   Corporation  Law  permits  a
corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director:

         (1) for any breach of the director's duty of loyalty to the corporation or its stockholders,

         (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         (3) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or

         (4) for any transaction from which the director derived an improper personal benefit.

         The Company's second amended and restated certificate of incorporation provides that it shall, to the fullest extent permitted by Delaware General Corporation Law, indemnify all persons whom it may indemnify under Delaware law and contains provisions permitted by Section 102(b)(7) of the Delaware General Corporation Law.

         The Company's second amended and restated certificate of incorporation further provides that:

         o it is required to indemnify its directors and officers, subject to very limited exceptions;

         o it may indemnify other persons, subject to very limited exceptions; and

         o it is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding, subject to very limited exceptions.

         The Company has an insurance policy providing for indemnification of officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and conditions.

         The indemnification provisions contained in the Company's second amended and restated certificate of incorporation and amended and restated bylaws may be sufficiently broad to permit indemnification of the Company's directors and officers for liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

5.1      Opinion of Blank Rome LLP.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Deloitte & Touche LLP.

23.3     Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this registration statement).

Item 9. Undertakings.

(a) The undersigned registrant, hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any events or facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on February 4, 2004.



                                THE PROVIDENCE SERVICE CORPORATION


                                By: /s/ Fletcher Jay McCusker
                                    ---------------------------------------
                                    Fletcher Jay McCusker
                                    Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Fletcher Jay McCusker and Michael
N. Deitch, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                                   TITLE(S)                                  DATE
             ---------                                   --------                                  ----
/s/ Fletcher Jay McCusker               Chairman of the Board, Chief                              February 4, 2004
------------------------------------    Executive Officer (Principal Executive Officer)
Fletcher Jay McCusker

/s/ Mark L. First                       Director                                                  February 4, 2004
------------------------------------
Mark L. First


/s/ Steven I. Geringer                  Director                                                  February 4, 2004
------------------------------------
Steven I. Geringer



/s/ Hunter Hurst, III                   Director                                                  February 4, 2004
------------------------------------
Hunter Hurst, III


Kristi L. Meints                        Director                                                  February 4, 2004
------------------------------------
Kristi L. Meints


/s/ Richard Singleton                   Director                                                  February 4, 2004
------------------------------------
Richard Singleton


Michael N. Deitch                       Chief Financial Officer                                   February 4, 2004
------------------------------------    (Principal Accounting Officer
Michael N. Deitch                       and Principal Financial Officer)

INDEX TO EXHIBITS


Exhibit No.      Description of Exhibit
-----------      ----------------------

5.1              Opinion of Blank Rome LLP.

23.1             Consent of Ernst & Young LLP.

23.2             Consent of Deloitte & Touche LLP.

23.3             Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1             Power  of  Attorney   (included  on  signature   page  of  this
                 registration statement).